10172 Linn Station Road
Louisville, Kentucky  40223
(502) 426-4800
Contact: Gregory A. Wells	Date: March 19, 2012

FOR IMMEDIATE RELEASE

Bluegreen Investors LLC Announces Termination of Tender Offer

Louisville, KY (March 19, 2012) - Bluegreen Investors LLC (the “Offeror”), an affiliate of NTS Mortgage Income Fund (the “Company”), announced today that it has terminated its tender offer for up to 2,419,807.8361 shares of the Company’s common stock, $.001 par value per share (the “Shares”), made by the Offeror pursuant to the terms and subject to the conditions set forth in the Offer to Purchase, dated March 6, 2012, and the accompanying Letter of Transmittal. Pursuant to the Offer to Purchase, written notice of the termination of the tender offer will be mailed to each stockholder.

None of the Shares were purchased in the tender offer and as a result of the termination, all of the Shares previously tendered will be promptly returned to the holders thereof, and the tender offer consideration will not be paid to holders who have tendered their Shares.

If you have questions regarding the termination of the tender offer you should contact NTS Investor Services at (800) 928-1492, extension 544.

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